Exhibit 99.3

     FROM:

         LOTTERY & WAGERING SOLUTIONS INC.
         INVESTOR RELATIONS - MILES GREENBERG
         TELEPHONE (954) 916-2610

                              FOR IMMEDIATE RELEASE

     LOTTERY & WAGERING SOLUTIONS INC. ANNOUNCES ENTERING INTO AN AGREEMENT FOR ADDITIONAL FACILITIES IN PARAMARIBO, SURINAME FOR THE CONDUCT OF CASINO OPERATIONS, AND THE DECISION OF THE SURINAME APPELLATE COURT ANNULLING THE EVICTION ORDER OF THE COMPANY'S JOINT VENTURE ENTITY FROM ITS CASINO OPERATIONS' PREMISES

                           FT. LAUDERDALE, FL, SEPTEMBER 16, 2004- Lottery & Wagering Solutions Inc. (OTC-BB: "LWSL") announced today that through a newly formed entity it has leased additional premises in Paramaribo, Suriname, and has obtained the use of additional gaming and other equipment and licenses for the conduct of casino operations in such premises.

                           On September 7, 2004, the Company's wholly owned subsidiary, The Golden Tulip Leisure A.V.V., an Aruban entity, ("GTL") entered into a five year agreement with N.V. Trade Centre Suriname ("TCS"), granting GTL the right to use and occupy the restaurant, casino and certain office facilities located on several floors of The Golden Tulip Casino, Hotel, Conference and Leisure Center in downtown Paramaribo Suriname. The agreement also gives GTL the exclusive use of the Full Gaming License and Food and Beverage License on behalf of TCS, as well as the right to use the 173 slot machines, 7 gaming tables, and related paraphernalia located on the premises. GTL is required to make monthly payments to TCS of US$40,000 for the lease of the facilities and the use of the licenses and equipment. The agreement may be extended for an additional five year term at the option of GTL. LWSL is not a party to the agreement with TCS, and has not guaranteed the performance or any of the obligations of GTL.

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                           The Company noted that it had sought alternative
                           premises for its casino operations since July 2003 when the Subdistrict Court in Suriname ordered Suriname Leisure Company A.V.V. ("SLC") evicted from the hotel in Paramaribo Suriname where the Company, through its subsidiary, conducts all of its casino operations including the current operation of 174 slot machines and 15 gaming tables. SLC is fifty percent owned by the Company. On July 16, 2004, the Court of Justice, the appellate court in Suriname, issued an oral order "annulling" the decision and eviction order of the Subdistrict Court. The Company has been informed that such decision was based on a finding by the Court of Justice that such an eviction proceeding could not properly be brought as an "Urgent" or "Kort Geding" summary proceeding. The Company has been advised that the eviction case is now over, but may be recommenced as a "normal proceeding" if the plaintiff determines to do so. No written decision in this matter has yet been rendered by the Suriname Court of Justice.

                           This Press Release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this document regarding the Company's strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including but not limited to judicial proceedings in Suriname affecting the Company's operations; the Company's working capital deficit and accumulated deficit; risks associated with geographic expansion and new lines of business; risks inherent in international businesses; political and economic factors; risks of foreign legal systems; restrictions and controls on foreign investments and acquisitions of majority interests; government regulation; nature of the gaming industry; dependence on successful gaming operations; collectability of casino receivables; effects of currency fluctuations; competition; reliance on advances and dividends from subsidiaries; limited public market and liquidity, and other risks detailed in the Company's Securities and Exchange Commission filings.